Exhibit 10.2

IGC PHARMA, INC.

2018 OMNIBUS INCENTIVE PLAN

Notice of restricted stock unit award

Participant Name and Address:

You (the “Participant”) have been granted restricted stock units (“Restricted Stock Units” or “RSUs”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the IGC Pharma, Inc. 2018 Omnibus Incentive Plan the “Plan”) and the Restricted Stock Unit Award Agreement (the “RSU Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Date of Grant:
Number of RSUs Type of Grant:	Non-Qualified Restricted Stock Units
Vesting:	Vesting schedule is set out in Table 1 of this Notice. All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

Table 1: Vesting of RSUs
Event	Shares	Comments
Advancement of IGC AD1		Must be employed with IGC

Subtotal		The total vests at Phase 3 removal of clinical hold

Table 1: Vesting of RSUs (continued)
Event	Shares	Comments
Advancement of Stock Price

Subtotal
Total RSUs Award

IN WITNESS WHEREOF, the Company and the Participant have executed this Notice and agree that the Restricted Stock Units are to be governed by the terms and conditions of this Notice, the Plan, and the RSU Agreement.

IGC PHARMA, INC.

By:
Name:
Title:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE RSU AGREEMENT, OR THE PLAN SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE PARTICIPANT’S EMPLOYMENT WITH OR SERVICE TO THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY TO TERMINATE THE PARTICIPANT’S EMPLOYMENT WITH OR SERVICE TO THE COMPANY, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE PARTICIPANT ACKNOWLEDGES THAT UNLESS THE PARTICIPANT HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE PARTICIPANT’S STATUS IS AT WILL.

The Participant acknowledges receipt of a copy of the Plan and the RSU Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Units subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Plan, and the RSU Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the RSU Agreement. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the RSU Agreement shall be resolved by the Committee in accordance with Section 12 of the RSU Agreement. The Participant further agrees to the venue selection in accordance with Section 13 of the RSU Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:                         Signed: /s/

                                    Participant

IGC PHARMA, INC.

2018 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Grant of Restricted Stock Units. IGC Pharma, Inc. (the “Company”), hereby grants to the Participant (the “Participant”) named in the Notice of Restricted Stock Unit Award (the “Notice”), the number of restricted stock units (“Restricted Stock Units” or “RSUs”) indicated in the Notice, subject to the terms and provisions of the Notice, this Restricted Stock Unit Award Agreement (this “RSU Agreement”) set forth in the Notice, subject to the terms and provisions of the Notice, this RSU Agreement, and Company’s 2018 Omnibus Incentive Plan (the “Plan”), which are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.

Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive upon vesting thereof, as applicable, (x) one share of Common Stock or (y) cash equal to the Fair Market Value of the Restricted Stock Unit, in each case subject to Participant satisfying any applicable tax withholding obligations. Unless and until the Restricted Stock Units will have vested in the manner set forth in the Notice and the Plan, Participant will have no right to payment of any such Restricted Stock Units.

Vesting Schedule. Except as specifically provided in Sections 4 and 5 below, the Restricted Stock Units awarded by the Notice and this RSU Agreement will vest in accordance with the “Vesting Schedule” set forth in Table 1 in the Notice.

Termination of Service.

Termination for Cause or Resignation of Employment. If Participant’s employment is terminated by the Company for Cause, or Participant resigns his or her employment with the Company, then any unvested RSUs will be forfeited. The Participant’s employment or other service shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant s resignation, that termination for Cause was warranted.

Termination without Cause. If Participant’s employment is terminated by the Company other than for Cause (including for death or Disability), then Participant shall be entitled to partial vesting for the year in which the termination is effective depending upon the number of weeks that Participant has worked during the applicable year, all remaining RSUs shall be forfeited. Notwithstanding the foregoing, if the Participant, prior to the Expiration Date, violates the restrictive covenants (including, without limitation, the non- competition, non-solicitation, or confidentiality provisions) of any employment contract, any noncompetition, non-solicitation, confidentiality or assignment agreement to which the Participant is a party, or any other agreement between the Participant and the Company, any RSUs shall be forfeited.

Transferability of RSUs. Unless determined otherwise by the Committee, the RSUs may not be sold, pledged, assigned, hypothecated, or otherwise transferred by Participant in any manner other than by will or by the laws of descent and distribution. In accepting this RSU Agreement, the Participant agrees to be bound by any clawback policy that the Company has in place or may adopt in the future.

Tax Consequences.

The Participant may incur tax liability as a result of the Participant’s disposition of the Shares. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE DISPOSING OF THE SHARES.

The Company makes no representation that the RSUs will comply with Sections 409A and 457A of the Code and makes no undertaking to prevent Section 409A or 457A of the Code from applying to the RSUs or to mitigate its effects on any deferrals or payments made in respect of the RSUs. The Participant is encouraged to consult a tax adviser regarding the potential impact of Section 409A and 457A of the Code.

Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this RSU Agreement, the Notice or the Plan, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this RSU Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

Entire Agreement; Severability. The Notice, the Plan and this RSU Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this RSU Agreement, the terms and conditions of the Plan shall prevail. Nothing in the Notice, the Plan and this RSU Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. Should any provision of the Notice, the Plan or this RSU Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

Construction. The captions used in the Notice and this RSU Agreement are inserted for convenience and shall not be deemed a part of the RSUs for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive unless the context clearly requires otherwise.

Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this RSU Agreement shall be submitted by the Participant or by the Company to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all persons.

Governing Law; Venue. The Notice, the Plan and this RSU Agreement are to be construed in accordance with and governed by the laws of the State of Maryland without regard to choice of law principles. The Company and the Participant agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this RSU Agreement shall be brought in the courts located in Maryland and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 13 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

Notices. All notices, requests, consents and other communications under this RSU Agreement shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) If to the registered Holder of the RSU, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holders:

Address of Holder:

Address of Company:

IGC Pharma, Inc.

PO Box 60642

Potomac MD 20859

Counterparts. The Notice may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Conflicts. In the event of a conflict or inconsistency between the terms and conditions of this RSU Agreement and a written employment agreement between the Company and the Participant, the terms and conditions of such employment agreement shall control.

Clawback Policy. Notwithstanding any other provision of this RSU Agreement or the Plan to the contrary, all RSUs, Shares or Common stock issued and/or amount paid pursuant to an equity award, and/or any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in the event if: (a) the payment, grant or vesting of the RSUs was based on the achievement of financial results that were subsequently the subject of a restatement of the Company’s financial statements filed with the Securities and Exchange Commission and the amount of the compensation that would have been received by the Participant had the financial results been properly reported would have been lower than the amount actually received or (b) the Committee determines, in its sole discretion, exercised in good faith, that the Participant engaged in fraud or misconduct that caused or contributed to the need for the restatement. The Committee shall have full and final authority to make all determinations under this Section 17, including without limitation (i) whether this Section 17 applies and if so, the amount of the RSUs or Shares to be repaid or forfeited by the Participant and (ii) that it is in the best interests of the Company and its shareholders for the Participant to repay or forfeit all or any portion of the RSUs, Shares issues, or amount paid pursuant to an equity award. Repayment can be made from the proceeds of the sale of Company stock and the forfeiture of other outstanding awards. The remedy specified in this policy shall not be exclusive and shall be in addition to every other right or remedy at law or in equity that may be available to the Company.

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